Exhibit 99.3

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

In re:	:
	:	Chapter 11
OWENS CORNING, et al.,	:
	:	Bankruptcy Case No. 00-03837
Debtors.[1]	:

ORDER

AND NOW, this 28th day of September 2006, IT IS ORDERED:

1. The Order Confirming the Sixth Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession (As Modified) (the “Confirmation Order”) (Bankr. Docket No. 19366) entered by the Bankruptcy Court on September 26, 2006 is hereby AFFIRMED.

2. The Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession (As Modified) (Bankr. Docket No. 19367) issued by the Bankruptcy Court on September 26, 2006 are hereby AFFIRMED.

BY THE COURT:

/s/ John P. Fullam
John P. Fullam, Sr. J.

[1]	The Debtors are: (1) Owens Corning; (2) CDC Corporation; (3) Engineered Yarns America, Inc.; (4) Falcon Foam Corporation; (5) Integrex; (6) Fibreboard Corporation; (7) Exterior Systems, Inc.; (8) Integrex Ventures LLC; (9) Integrex Professional Services LLC; (10) Integrex Supply Chain Solutions LLC; (11) Integrex Testing Systems LLC; (12) HOMEXPERTS LLC; (13) Jefferson Holdings, Inc.; (14) Owens-Corning Fiberglas Technology Inc.; (15) Owens Corning HT, Inc.; (16) Owens-Corning Overseas Holdings, Inc.; (17) Owens Corning Remodeling Systems, LLC; and (18) Soltech, Inc.